Exhibit 99.1

FOR IMMEDIATE RELEASE

June 2, 2009

Liberty Media Corporation Announces SVP Michael Zeisser to Present at the RBC Capital Markets Technology, Media, and Communications Conference

Englewood, Colo, June, 2 - Liberty Media Corporation (NASDAQ: LCAPA, LCAPB, LINTA, LINTB, LMDIA, LMDIB) announced that Michael Zeisser, Senior Vice President of Liberty Media Corporation, will be presenting at the RBC Capital Markets Technology, Media, and Communications Conference, on Tuesday, June 9th at 1:30 pm, Pacific Time at the Four Seasons Hotel, San Francisco, CA.  During his presentation, Mr. Zeisser may make observations regarding the company’s financial performance and outlook.

In addition, the presentation will be broadcast live via the Internet.  All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast.  An archive of the webcast will also be available on this website for 30 days.

About Liberty Media Corporation

Liberty Media Corporation owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group (NASDAQ:  LINTA, LINTB), which includes Liberty’s interests in QVC, Provide Commerce, Backcountry.com, BUYSEASONS, Bodybuilding.com, IAC/InterActiveCorp, and Expedia, (2) the Liberty Entertainment group (NASDAQ:  LMDIA, LMDIB), which includes Liberty’s interests in The DIRECTV Group, Inc., Starz Entertainment, Game Show Network, LLC, WildBlue Communications, Inc., and Liberty Sports Holdings LLC, and (3) the Liberty Capital group (NASDAQ:  LCAPA, LCAPB), which includes all businesses, assets and liabilities not attributed to the Interactive group or the Entertainment group including its subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., Liberty’s interest in Sirius XM Radio, Inc., and minority equity investments in Time Warner Inc. and Sprint Nextel Corporation.

Contact:

Courtnee Ulrich

720-875-5420